Exhibit 31.1

CERTIFICATION

I, Scott N. Greenberg, Chief Executive Officer, certify that:

1.                                       I have reviewed this annual report on Form 10-K/A of GP Strategies Corporation;

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2009

/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer